UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Forest Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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www.investorvote.com/FST Step 1: Go to www.investorvote.com/FST Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Vote by Internet Go to www.investorvote.com/FST Or scan the QR code with your smartphone Follow the steps outlined on the secure website Shareholder Meeting Notice 01LC7D + + Important Notice Regarding the Availability of Proxy Materials for the Forest Oil Corporation Annual Shareholder Meeting to be Held on Tuesday, May 7, 2013 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 26, 2013 to facilitate timely delivery. . Forest Oil Corporation IMPORTANT ANNUAL MEETING INFORMATION

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.investorvote.com/FST. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials Forest Oil Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 26, 2013. . Shareholder Meeting Notice Dear Forest Oil Corporation Shareholder: The 2013 Annual Meeting of Shareholders of Forest Oil Corporation (the “Company”) will be held at 707-17th Street, Suite 3000, Denver, CO 80202, on Tuesday, May 7, 2013, at 9:00 a.m. (MDT). Proposals to be considered at the Annual Meeting: 1. Election of Loren K. Carroll, Richard J. Carty and Raymond I. Wilcox as Class I directors; 2. Approval, on an advisory basis, of the compensation of Forest's named executive officers; 3. Approval of an additional 750,000 shares for issuance under the Forest Oil Corporation 1999 Employee Stock Purchase Plan; 4. Approval of an amendment to increase the annual individual award limits under the Forest Oil Corporations 2007 Stock Incentive Plan, or the 2007 Plan; 5. Approval of an amendment to the 2007 Plan to make an additional 800,000 shares available for issuance under the 2007 Plan; 6. Approval of an amendment to the definition of “corporate change” under the 2007 plan; 7. Ratification of the appointment of Ernst & Young LLP as Forest’s independent registered public accounting firm for the year ending December 31, 2013; and 8. Consideration of such other business as may be properly brought before the meeting. The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4, 5, 6, 7 and 8 above. The Board of Directors has fixed the close of business on March 15, 2013 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 01LC7D